Exhibit (99)

Subsidiaries of Owens Corning (09/30/2004)	State or Other Jurisdiction Underthe Laws of Which Organized
CDC Corporation	Wisconsin
Comercializadora Owens Corning, S.A. de C.V.	Mexico
Crown Manufacturing Inc.	Canada
Engineered Pipe Systems, Inc.	Delaware
Engineered Yarns America, Inc.	Massachusetts
EPS Holdings AS	Norway
Eric Company	Delaware
European Owens-Corning Fiberglas, S.A.	Belgium
Exterior Systems, Inc.	Delaware
Falcon Foam Corporation	Delaware
Fibreboard Corporation	Delaware
Flowtite Offshore Services Ltd.	Cyprus
Goodman Ventures, Inc.	Delaware
HOMExperts LLC	Delaware
Integrex	Delaware
Integrex Professional Services LLC	Delaware
Integrex Supply Chain Solutions LLC	Delaware
Integrex Testing Systems LLC	Delaware
Integrex Ventures LLC	Delaware
IP Owens Corning Ltd.	Switzerland
IPM Inc.	Delaware
Jefferson Holdings, Inc.	Delaware
LMP Impianti Srl	Italy
Norske EPS Botswana AS	Norway
OC (Belgium) Holdings, Inc.	Delaware
OC Celfortec Inc.	Canada
O.C. Funding B.V.	The Netherlands
OCF Mexico S.A. de C.V.	Mexico
OCW Acquisition Corporation	Delaware
Owens Corning (Anshan) Fiberglass Co., Ltd.	China
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Australia Pty Limited	Australia
Owens Corning Automotive (UK) Ltd.	United Kingdom
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Building Materials Espana S.A.	Spain
Owens Corning Canada Inc.	Canada
Owens-Corning Capital Holdings I, Inc.	Delaware
Owens-Corning Capital Holdings II, Inc.	Delaware
Owens-Corning Capital L.L.C.	Delaware
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning (China) Investment Company, Ltd.	China
Owens Corning Commercial Insulation Systems, LLC	Delaware
Owens Corning Composites Italia S.r.l.	Italy

Subsidiaries of Owens Corning (09/30/2004) (continued)	State or Other Jurisdiction Under the Laws of Which Organized
Owens Corning Composites SPRL	Belgium
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning Espana SA	Spain
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens-Corning Fiberglas Espana, S.A.	Spain
Owens-Corning Fiberglas France S.A.	France
Owens-Corning Fiberglas (G.B.) Ltd.	United Kingdom
Owens-Corning Fiberglas Norway A/S	Norway
Owens Corning Fiberglas S.A.	Uruguay
Owens-Corning Fiberglas Sweden Inc.	Delaware
Owens-Corning Fiberglas Technology Inc.	Illinois
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens-Corning FSC, Inc.	Barbados
Owens-Corning Funding Corporation	Delaware
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens-Corning Holdings Limited	Cayman Islands
Owens Corning HT, Inc.	Delaware
Owens-Corning (India) Limited	India
Owens Corning Integrated Acoustic Systems, LLC	Delaware
Owens Corning (Japan) Ltd.	Japan
Owens Corning (Jiangyin) Building Materials Co., Ltd.	China
Owens Corning Korea	Korea
Owens Corning Mexico, S.A. de C.V.	Mexico
Owens Corning NRO Inc.	Canada
Owens Corning NRO II Inc.	Canada
Owens-Corning Overseas Holdings, Inc.	Delaware
Owens Corning (Nanjing) Foamular Board Co. Ltd.	China
Owens-Corning Real Estate Corporation	Ohio
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Sales Company	Mexico
Owens Corning (Shanghai) Composites Co. Ltd.	China
Owens Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Shanghai) International Trading Co., Inc.	China
Owens Corning (Singapore) Pte Ltd.	Singapore
Owens-Corning (Sweden) AB	Sweden
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning Trading (Korea) Co., Ltd.	Korea
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Owens Corning VF Holdings, Inc.	Canada
Palmetto Products, Inc.	Delaware
Quest Industries, LLC	Delaware
Soltech, Inc.	Kentucky
Tecnologia Owens Corning Ltd.	Switzerland
Trumbull Asphalt Co. of Delaware	Delaware
Vytec Corporation	Ontario
Willcorp, Inc.	Delaware
Wrexham A.R. Glass Ltd.	United Kingdom